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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 1, 2001


                                LEARN2.COM, INC.
             (Exact name of registrant as specified in its charter)


============================   ========================   ======================
        DELAWARE                      0-24936                   75-2480669
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)
============================   ========================   ======================


1311 MAMARONECK AVENUE, SUITE 210, WHITE PLAINS, NEW YORK          10604
        (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code:  (914) 682-4300

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)
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ITEM 5. OTHER EVENTS.

For the quarter ended June 30, 2001, Learn2.com, Inc.'s (the "Company") revenues were $4.3 million and its net loss was $2.8 million.

On August 1, 2001, the Company received notification from the Nasdaq Listing Qualifications Panel that the panel had determined to delist the Company's common stock from quotation on the Nasdaq National Market effective with the opening of business on August 2, 2001, due to the Company's failure to meet the minimum per share bid price required for continued listing. Effective with the opening of business, August 2, 2001, the Company's common stock began trading on the OTC Bulletin Board. The Company issued a press release on August 2, 2001 announcing the delisting. A copy of the Company's press release is attached hereto as Exhibit 99.1.

The delisting of the Company's common stock from the Nasdaq National Market is an event of default under the Company's $10 million convertible debenture. The holder of the convertible debenture agreed to waive its rights under the convertible debenture until the earlier of the termination of the merger agreement between the Company and E-Stamp Corporation ("E-Stamp"), September 30, 2001 and an event of default under a $2 million convertible promissory note issued to E-Stamp by the Company in exchange for a $2 million loan. If the merger is not completed and the Company is unable to obtain an additional waiver from the holder of the convertible debenture, the Company may not have the resources to repay its obligations under the convertible debenture or the convertible promissory note. As a result of the event of default under the convertible debenture, Learn2's auditors have revised their opinion regarding the Company's financial statements for the fiscal year ended December 31, 2000 and expressed substantial doubt as to Learn2's ability to continue as a going concern.

The delisting may also impact adversely the liquidity of the Company's securities, not only in the number of shares which can be bought or sold, but also through delays in the timing of transactions and reductions in potential security analysts and media coverage. This may reduce the demand for the Company's common stock and the trading price of the Company's securities. The delisting may greatly impair the Company's ability to raise additional working capital.

As a consequence of the delisting, the Company's common stock is subject to regulation as a "penny stock." The Securities and Exchange Commission (the "SEC") has adopted regulations which generally define "penny stock" to be any equity security that has a market price or exercise price less than $5.00 per share, subject to certain exceptions, including listing on the Nasdaq National Market or the Nasdaq SmallCap Market. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer is also subject to additional sales practice requirements. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell the Company's securities and may affect the ability of holders to sell these securities in the secondary market and the price at which such holders can sell such securities.
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (C)  Exhibits

     99.1 Press release of the Company dated August 2, 2001.
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                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     LEARN2.COM, INC.


                                     By: /s/ Marc E. Landy
                                         ---------------------------------------
                                         Name:  Marc E. Landy
                                         Title: Executive Vice President, Chief
                                                Financial Officer and Secretary

Date: August 7, 2001
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                                INDEX TO EXHIBITS


EXHIBIT NO.           DESCRIPTION

99.1     Press release of the Company dated August 2, 2001